Exhibit 99.2

Alfi Announces Appointment of Louis A. Almerini as Interim CFO

Miami Beach, FL / November 15, 2021 – ALFI (NASDAQ: ALF) (the “Company”), an AI enterprise SaaS advertising platform, announced today that Louis A. Almerini, CPA,  has been appointed by the Company’s Board of Directors to serve as interim chief financial officer, effective November 8, 2021.

With over 30 years of experience as a financial executive, Almerini has a proven track record leading corporate finance and accounting control functions for multiple public companies and financial institutions.  Almerini brings a wealth of finance and accounting experience having served in a number of key roles running integrated business, budgeting, forecasting, financial analysis, accounting, regulatory reporting and operations.

Peter Bordes, Interim CEO and Board Member welcomed Mr. Almerini’s appointment, saying, “We are fortunate to have Lou join our team, and to be able to draw on his prior experience in numerous senior finance roles with public companies to assist the management team during this time of transition. With the addition of Lou, and the recent appointments of two highly experienced board members, we have taken the important steps to ensure continuity and demonstrate our commitment to operational excellence.”

Bordes added, “Alfi has a strong management team in place, as well as a deep bench. I am confident that we will continue to successfully execute the Company’s strategy of combining artificial intelligence and edge computing together to create the best digital-out-of-home advertising platform.”

About Louis A. Almerini

Mr. Almerini is Managing Member of Louis Almerini CPA, LLC, which provides outsourced CFO, FINOP, accounting, and related consulting services to clients directly or under contact as independent contractor with CFO Financial Partners LLC. Since 2016, he has served as Chief Financial Officer or Chief Compliance Officer for several registered broker-dealers, investment advisers, and other companies. Previously, Mr. Almerini served as Managing Director, Finance at PineBridge Investments, a registered investment adviser with over $80 billion AUM and offices in 20 countries. Prior to joining PineBridge, Mr. Almerini served in senior finance roles with Kellogg Capital Markets (Chief Financial Officer), Merrill Lynch (First Vice President), Morgan Stanley (Principal), and PwC (Manager). Mr. Almerini is a Certified Public Accountant (New York), a Registered Principal (Series 27 FINOP) with FINRA, and graduated magna cum laude from Georgetown University.

About Alfi Inc.

Alfi, Inc. provides solutions that bring transparency and accountability to the digital out-of-home advertising marketplace. Since 2018, Alfi, Inc. has been developing its artificial intelligence advertising platform to deliver targeted advertising in an ethical and privacy-conscious manner. For more information, please visit: https://www.getalfi.com

Safe Harbor Statement

This press release contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. In some cases, forward-looking statements can be identified by words or phrases such as "may", "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. Further information regarding these and other risks, uncertainties or factors is included in the Company's filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company does not undertake any duty to update such information, except as required under applicable law.

Alfi Inc. Investor Relations

TraDigital IR

Kevin McGrath

+1-646-418-7002

kevin@tradigitalir.com

Alfi Inc. U.S. Media Contacts

Danielle DeVoren

KCSA Strategic Communications

Alfi@kcsa.com